Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, WA 98104 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
April 29, 2013	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for First Quarter 2013

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced first quarter earnings of $56 million, or $0.35 per diluted share, on revenues of $340 million. Earnings for the first quarter of 2012 were $29 million, or $0.18 per diluted share, on revenues of $337 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first quarter of 2013 was $128 million and was $139 million for the same period of 2012. The company ended the quarter with $296 million in cash and cash equivalents. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“The financial performance of each of our business segments improved compared to the first quarter of 2012. We're on-track to grow our non-real estate adjusted EBITDA by $50 million this year. Our first quarter growth in this area was $12 million,” said Rick Holley, chief executive officer.

“Earnings and cash flow from our timber resources and manufacturing segments are rising and we're expecting good follow-through in these trends for the remainder of the year. We're excited about the opportunities that we see unfolding longer-term for our businesses and expect 2013 to create a solid base for growth in 2014 and beyond.”

Review of Quarterly Operations

The Northern Resources segment reported operating profit of $11 million during the first quarter, a $5 million improvement over the first quarter of 2012. Sawlog prices increased $10 per ton, or 15 percent, compared to first quarter 2012 levels as West Coast lumber mills raised production to serve resurgent domestic demand. Pulpwood prices increased $1 per ton, or 2 percent, on continued strong hardwood pulpwood demand in the Northeast. Total Northern segment harvest volume was comparable to the first quarter 2012 harvest level.

Operating profit in the Southern Resources segment was $24 million, up $3 million from the $21 million reported for first quarter of 2012 as sawlog and pulpwood prices have both improved. Sawlog prices were up $2 per ton, or 6 percent, and pulpwood prices were up $1 per ton, or 14 percent, compared to the first quarter of 2012. The first quarter harvest volumes were similar to the 2012 levels.

The Real Estate segment reported revenue of $78 million and operating income of $45 million. First quarter 2012 revenue was $100 million and operating income was $30 million. The first quarter 2013 results include the disposition of 36,000 acres of large, non-strategic timberlands located in Texas and Oklahoma for

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Exhibit 99.1

approximately $1,475 per acre. During the quarter the company also sold approximately 5,700 acres of small, non-strategic timberlands at an average price of approximately $1,230 per acre and 7,600 acres of HBU/recreation lands for approximately $2,015 per acre.

The Manufacturing segment reported operating income of $10 million, an increase of $6 million over the $4 million reported in the first quarter of 2012. Prices for plywood, lumber, and medium density fiberboard (MDF) were all higher than the first quarter of 2012. Plywood prices increased 19 percent compared to the first quarter of 2012 while lumber and MDF prices were up 7 percent and 5 percent respectively. MDF sales volumes grew 17 percent to satisfy increasing customer demand. Lumber volumes increased 1 percent over the first quarter of 2012 while plywood sales volumes were 12 percent lower than the prior year due to reduced log availability.

In late March 2013, the company restarted production at its Evergreen sawmill which had been idle since 2009. The mill will operate with one shift and will produce approximately 40 million board feet of dimensional lumber annually.

Outlook

Improving demand for lumber and structural panels is expected to keep pressure on sawlog prices in the foreseeable future. In the Northwest, strengthened demand from domestic sawmills and an active export log market are putting pressure on a limited log supply. In the South, sawlog prices are improving in regions where lumber manufacturers have increased production. More widespread improvement in Southern sawlog prices is expected as lumber production expands with improving lumber demand.

The company expects to harvest between 17.5 and 18.0 million tons of timber this year. During the second quarter, harvest levels in the Northern Resources segment are expected to decline to their lowest level of the year as thawing spring weather restricts harvesting activities. The Southern harvest is expected to be similar to the first quarter's level.

The company continues to expect full-year Real Estate segment sales to be between $250 million and $300 million. Second quarter Real Estate segment sales are expected to be between $45 million and $50 million.

Earnings for the Manufacturing segment are expected to improve with growing product demand and continued strong pricing levels for our industrial plywood, MDF, and lumber products.

Reflecting all of these factors, the company expects 2013 income to be between $1.25 and $1.50 per share. The company expects to report second quarter income between $0.20 and $0.25 per share.

“The year is off to a strong start and we've seen meaningful price improvement for sawlogs in the Northwest where lumber production has grown the most,” continued Holley. “In the South, we are seeing pockets of strength in geographies where customers have increased production. We're encouraged by what we're experiencing in our markets and the trends we are seeing in residential construction.
“We continue to evaluate our investment opportunities and manage all our assets with the goal of maximizing the long-term value of an investment in Plum Creek. Disciplined capital allocation is the foundation of our approach to business and makes the difference between acceptable returns and exceptional returns over the long-term,” concluded Holley.

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Exhibit 99.1

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Apr. 29, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek's Internet site at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek's earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek's earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 31587214.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures, is available in the Investors section of Plum Creek's website at www.plumcreek.com.

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Plum Creek is among the largest and most geographically diverse private landowners in the nation with approximately 6.3 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended March 31,
	2013	2012
REVENUES:
Timber	$170	$155
Real Estate	78	100
Manufacturing	86	76
Other	6	6
Total Revenues	340	337

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	124	121
Real Estate	30	68
Manufacturing	75	70
Other	1	—
Total Cost of Goods Sold	230	259
Selling, General and Administrative	32	28
Total Costs and Expenses	262	287

Other Operating Income (Expense), net	—	—

Operating Income	78	50

Equity Earnings from Timberland Venture	14	13

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	21	21
Interest Expense (Note Payable to Timberland Venture)	14	14
Total Interest Expense, net	35	35

Income before Income Taxes	57	28

Provision (Benefit) for Income Taxes	1	(1)

Net Income	$56	$29

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.35	$0.18
Net Income per Share – Diluted	$0.35	$0.18

Weighted-Average Number of Shares Outstanding
– Basic	162.3	161.4
– Diluted	162.8	161.7

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$296	$356
Accounts Receivable	40	22
Like-Kind Exchange Funds Held in Escrow	53	—
Inventories	55	49
Deferred Tax Asset	7	7
Assets Held for Sale	39	61
Other Current Assets	15	13
	505	508

Timber and Timberlands, net	3,374	3,363
Mineral Rights, net	87	87
Property, Plant and Equipment, net	122	127
Equity Investment in Timberland Venture	191	204
Deferred Tax Asset	18	19
Investment in Grantor Trusts (at Fair Value)	41	39
Other Assets	34	37
Total Assets	$4,372	$4,384

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$74	$248
Line of Credit	278	104
Accounts Payable	24	26
Interest Payable	21	26
Wages Payable	9	29
Taxes Payable	10	9
Deferred Revenue	16	23
Other Current Liabilities	12	7
	444	472

Long-Term Debt	1,815	1,815
Note Payable to Timberland Venture	783	783
Other Liabilities	90	91
Total Liabilities	3,132	3,161

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 162.7 at March 31, 2013 and 162.0 at December 31, 2012	2	2
Additional Paid-In Capital	2,316	2,288
Retained Earnings (Accumulated Deficit)	(109)	(97)
Treasury Stock, at Cost, Common Shares – 27.0 at March 31, 2013 and 26.9 at December 31, 2012	(940)	(938)
Accumulated Other Comprehensive Income (Loss)	(29)	(32)
Total Stockholders’ Equity	1,240	1,223
Total Liabilities and Stockholders’ Equity	$4,372	$4,384

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended March 31,
(In Millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$56	$29
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	26	27
Basis of Real Estate Sold	25	63
Equity Earnings from Timberland Venture	(14)	(13)
Distributions from Timberland Venture	27	28
Deferred Income Taxes	1	(1)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(3)	(2)
Timber Deed Acquired	(18)	(98)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(53)	—
Other Working Capital Changes	(52)	(30)
Other	6	3
Net Cash Provided By Operating Activities	1	6

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(14)	(18)
Timberlands Acquired	(2)	(2)
Other	—	(1)
Net Cash Used In Investing Activities	(16)	(21)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(68)	(68)
Borrowings on Line of Credit	291	759
Repayments on Line of Credit	(117)	(656)
Debt Issuance Costs	—	(3)
Principal Payments and Retirement of Long-Term Debt	(174)	—
Proceeds from Stock Option Exercises	25	3
Acquisition of Treasury Stock	(2)	(1)
Net Cash Provided By (Used In) Financing Activities	(45)	34

Increase (Decrease) In Cash and Cash Equivalents	(60)	19
Cash and Cash Equivalents:
Beginning of Period	356	254

End of Period	$296	$273

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended March 31,
(In Millions)	2013	2012
Revenues:
Northern Resources	$74	$64
Southern Resources	104	97
Real Estate	78	100
Manufacturing	86	76
Other	6	6
Eliminations	(8)	(6)
Total Revenues	$340	$337

Operating Income (Loss):
Northern Resources	$11	$6
Southern Resources	24	21
Real Estate	45	30
Manufacturing	10	4
Other	5	5
Other Costs and Eliminations, net	(17)	(16)
Total Operating Income	$78	$50

Adjusted EBITDA by Segment: (A)
Northern Resources	$18	$13
Southern Resources	38	36
Real Estate	70	93
Manufacturing	14	8
Other	5	5
Other Costs and Eliminations, net	(17)	(16)
Total	$128	$139

(A) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding equity method earnings, and before interest, taxes, depreciation, depletion, amortization, and basis in lands sold. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in lands sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Quarter Ended March 31, 2013

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$11	$7	$—	$18
Southern Resources	24	14	—	38
Real Estate	45	—	25	70
Manufacturing	10	4	—	14
Other	5	—	—	5
Other Costs and Eliminations	(17)	—	—	(17)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$78	$25	$25	$128

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	14
Interest Expense	(35)
(Provision) Benefit for Income Taxes	(1)
Net Income	$56

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$1
Interest Expense				35
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				1
Distributions from Timberland Venture				(27)
Deferred Income Taxes				(1)
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				3
Timber Deed Acquired				18
Pension Plan Contributions				—
Working Capital Changes				105
Other				(6)
Adjusted EBITDA				$128

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended March 31, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$6	$7	$—	$13
Southern Resources	21	15	—	36
Real Estate	30	—	63	93
Manufacturing	4	4	—	8
Other	5	—	—	5
Other Costs and Eliminations	(16)	—	—	(16)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$50	$26	$63	$139

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	13
Interest Expense	(35)
(Provision) Benefit for Income Taxes	1
Net Income	$29

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$6
Interest Expense				35
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(28)
Deferred Income Taxes				1
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				98
Pension Plan Contributions				—
Working Capital Changes				30
Other				(3)
Adjusted EBITDA				$139

(1) Includes reconciling items not allocated to segments for financial reporting purposes.